UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2012

ALLEGHANY CORPORATION

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, New York, New York 10036

(Address of principal executive offices) (Zip Code)

(212) 752-1356

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 6, 2012, Alleghany Corporation (“Alleghany”), held a special meeting of Alleghany stockholders in connection with the previously announced merger of Transatlantic Holdings, Inc. (“Transatlantic”), into Shoreline Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Alleghany, pursuant to the merger agreement, dated as of November 20, 2011, between Alleghany and Transatlantic.

At the meeting, Alleghany stockholders present in person or by proxy voted on the matters described below.

1.	Stockholders approved a proposal to approve the issuance of Alleghany common stock as consideration for Transatlantic stockholders in connection with the merger of Transatlantic with Merger Sub, based on the following votes:

Votes For	Votes Against	Votes Abstained
7,284,185	16,590	1,388

2.	Stockholders approved a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of Proposal No. 1, based on the following votes:

Votes For	Votes Against	Votes Abstained
7,173,590	127,191	1,022

Item 8.01	Other Events.

On February 6, 2012, Alleghany issued a press release announcing the results of the Alleghany special meeting relating to the proposed merger. The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Designation

99.1	Press Release, dated February 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2012

ALLEGHANY CORPORATION

By:	/s/ Roger B. Gorham
	Name:	Roger B. Gorham
	Title:	Senior Vice President and chief financial officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, February 6, 2012.